DeCoria, Maichel &Teague
A PROFESSIONAL SERVICES FIRM
Report of Independent Auditor

Board of Directors
IsoRay Medical, Inc.
Richland, Washington

We have audited the accompanying combined balance sheets of IsoRay Medical, Inc. (“the Company”) (see Note 1) as of June 30, 2005 and 2004, and the related combined statements of operations, changes in shareholders’ equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the combined financial position of IsoRay Medical, Inc. as of June 30, 2005 and 2004, and the combined results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3, certain conditions indicate that the Company may be unable to continue as a going concern. The accompanying financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

DeCoria, Maichel & Teague, P.S.

Spokane, Washington
October 14, 2005

IsoRay Medical, Inc.
Combined Balance Sheets
June 30, 2005 and 2004

	2005	2004	Change

ASSETS

Current assets:
Cash and cash equivalents (Note 2)	$1,653,144	$470,439	1,182,705
Accounts receivable, net of allowance for doubtful accounts of $17,075	49,969	-	49,969
Inventory (Note 5)	81,926	19,726	62,200
Prepaid expenses (Note 6)	181,266	77,133	104,133

Total current assets	1,966,305	567,298

Fixed assets, net of accumulated depreciation and amortization (Note 7)	842,323	297,181	545,142
Other assets, net of accumulated amortization (Note 8)	793,756	96,295	697,461

Total assets	$3,602,384	$960,774

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$695,588	$129,021	566,567
Accrued payroll and related taxes	157,924	58,010	99,914
Accrued interest payable	41,325	8,235	33,090
Other current liabilities (Note 4)	-	91,765	(91,765)
Notes payable, due within one year (Note 10)	43,116	10,000	33,116
Capital lease obligations, due within one year (Note 11)	9,604	-	9,604

Total current liabilities	947,557	297,031

Notes payable, due after one year (Note 10)	562,224	350,000	212,224
Capital lease obligations, due after one year (Note 11)	19,584	-	19,584
Convertible debentures payable, due after one year (Note 12)	3,587,875	-	3,587,875

Total liabilities	5,117,240	647,031

Commitments and contingencies (Notes 16 and 17)

Shareholders' equity (deficit) (Notes 1, 4 and 13):
Preferred stock, $.001 par value, 10,000,000 shares authorized:
Series A: No shares issued and outstanding	-	-	-
Series B: 1,588,589 and no shares issued and outstanding	1,589	-	1,589
IsoRay Medical, Inc. common stock, $.001 par value; 100,000,000 shares
authorized; 7,317,073 and 10,000 shares issued and outstanding	7,317	10	7,307
IsoRay, Inc. common stock , $.001 par value; 20,000,000 shares authorized;
no shares and 2,767,700 shares issued and outstanding	-	2,768	(2,768)
Additional paid-in capital	3,804,369	1,369,908	2,434,461
Accumulated deficit	(5,328,131)	(1,058,943)	(4,269,188)

Total shareholders' equity (deficit)	(1,514,856)	313,743

Total liabilities and shareholders' equity (deficit)	$3,602,384	$960,774

The accompanying notes are an integral part of the financial statements.

IsoRay Medical, Inc.
Combined Statements of Operations
Years Ended June 30, 2005 and 2004

	2005	2004	Change

Product sales	$201,731	$-	201,731
Cost of product sales (Note 5)	1,474,251	-	1,474,251
Gross profit (loss)	(1,272,520)	-	(1,272,520)

Operating expenses:

Research and development	137,532	42,326	95,206
Sales and marketing expenses	701,822	81,486	620,336
General and administrative expenses	1,871,325	650,161	1,221,164
Total operating expenses	2,710,679	773,973	1,936,706
Operating loss	(3,983,199)	(773,973)	(3,209,226)

Non-operating income (expense):

Interest income	2,394	1,898	496
Financing expense (Note 8)	(167,493)	(23,470)	(144,023)
Loss on disposal of fixed assets	(120,890)	-	(120,890)
Non-operating income (expense), net	(285,989)	(21,572)	(264,417)
Net loss	$(4,269,188)	$(795,545)	$(3,473,643)

Net loss per share of common stock	$(0.66)	$(0.15)
Basic weighted average shares outstanding (Note 2)	6,493,700	5,174,346

The accompanying notes are an integral part of the financial statements.

IsoRay Medical, Inc.
Combined Statement of Changes in Shareholders' Equity (Deficit)
Years Ended June 30, 2005 and 2004

			IsoRay Medical, Inc.
	IsoRay, Inc. Common Stock		Series B Preferred Stock		Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balances at June 30, 2003	2,607,700	$2,608	-	$-	-	$-	$181,642	$(263,398)	$(79,148)

Issuance of IsoRay, Inc. common shares as payment
for prototype laser welding station (Note 13)	80,000	80					79,920		80,000
Issuance of IsoRay, Inc. common shares for cash	80,000	80					79,920		80,000
Issuance of IsoRay Products LLC member shares
for cash, net of offering costs (Note 4)							1,060,201		1,060,201
Accrual of dividends payable to IsoRay Products LLC
members (Note 4)							(91,765)		(91,765)
Issuance of IsoRay Products LLC member shares and
IsoRay Medical, Inc. common shares to related
party for cash and compensation (Note 15)					10,000	10	59,990		60,000
Net loss for the year ended June 30, 2004								(795,545)	(795,545)

Balances at June 30, 2004	2,767,700	2,768	-	-	10,000	10	1,369,908	(1,058,943)	313,743

Issuance of IsoRay, Inc. common shares pursuant to
exercise of options (Note 13)	71,580	71					71,509		71,580
Issuance of IsoRay, Inc. common shares as
compensation (Note 13)	57,025	57					56,968		57,025
Issuance of IsoRay Products LLC member shares for
cash, net of offering costs (Note 4)							303,743		303,743
Merger transaction (Note 1)	(2,896,305)	(2,896)	1,483,723	1,484	6,167,426	6,167	(4,755)		-
Reversal of dividends accrued by IsoRay
Products LLC (Note 4)							91,765		91,765
Issuance of IsoRay Medical, Inc. common shares for
cash pursuant to private placement, net of offering
costs (Note 4)					765,500	766	1,355,812		1,356,578
Issuance of IsoRay Medical, Inc. common shares
pursuant to exercise of warrants granted in connection
with private placement (Note 13)					129,750	130	64,745		64,875
Issuance of IsoRay Medical, Inc. common shares as
inducement for guarantee of debt (Note 13)					211,140	211	348,170		348,381
Issuance of IsoRay Medical, Inc. common shares as
partial payment for laser welding stations (Note 13)					30,303	30	49,970		50,000
Issuance of Series B preferred shares pursuant
to exercise of warrants (Note 13)			107,820	108			96,634		96,742
Exchange of Series B preferred shares for IsoRay
Medical, Inc. common shares			(2,954)	(3)	2,954	3			-
Payments to common shareholders in lieu of issuing
fractional shares (Note 13)							(100)		(100)
Net loss for the year ended June 30, 2005								(4,269,188)	(4,269,188)

Balances at June 30, 2005	-	$-	1,588,589	$1,589	7,317,073	$7,317	$3,804,369	$(5,328,131)	$(1,514,856)

The accompanying notes are an integral part of the financial statements.

IsoRay Medical, Inc.
Combined Statements of Cash Flows
Years Ended June 30, 2005 and 2004

	2005	2004

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,269,188)	$(795,545)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization of fixed assets	140,099	23,233
Amortization of deferred financing costs and other assets	82,358	5,200
Loss on disposal of fixed assets	120,890	-
Compensation recorded in connection with issuance of common stock	57,025	59,900
Changes in operating assets and liabilities:
Accounts receivable, net	(49,969)	-
Inventory	(62,200)	(19,726)
Prepaid expenses	(104,133)	(72,439)
Accounts payable	566,567	114,958
Accrued payroll and related taxes	99,914	58,010
Accrued interest payable	33,090	107
Net cash used by operating activities	(3,385,547)	(626,302)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of fixed assets	(724,029)	(167,875)
Additions to other assets	(431,438)	(70,117)
Net cash used by investing activities	(1,155,467)	(237,992)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under notes payable	315,000	330,000
Proceeds from sales of convertible debentures payable	3,587,875	-
Principal payments on notes payable	(23,653)	(139,803)
Principal payments on capital lease obligations	(2,914)	-
Issuance of common shares and LLC member shares for cash, net of offering costs	1,847,511	1,140,301
Payments to common and Series B preferred shareholders in lieu of issuing fractional shares	(100)	-
Net cash provided by financing activities	5,723,719	1,330,498
Net increase in cash and cash equivalents	1,182,705	466,204
Cash and cash equivalents, beginning of period	470,439	4,235
CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,653,144	$470,439

Supplemental disclosures of cash flow information:
Cash paid for interest	$57,657	$23,577
Non-cash investing and financing activities:
Fixed assets acquired by capital lease obligations	$32,102	$-
Issuance of IsoRay Medical, Inc. preferred shares for debt reduction	$46,007
Issuance of common shares as compensation for guarantee of debt	$348,381
Accrual (reversal) of dividends payable to IsoRay Products LLC members	$(91,765)	$91,765
Issuance of common shares for laser welding stations purchases	$50,000	$80,000

The accompanying notes are an integral part of the financial statements.

IsoRay Medical, Inc.
Notes to Combined Financial Statements
June 30, 2005

1. Organization

IsoRay Medical, Inc. (“the Company”), a Delaware corporation, was incorporated effective June 15, 2004 to develop, manufacture and sell isotope-based medical products and devices for the treatment of cancer and other diseases. The Company is headquartered in Richland, Washington.

The Company was formed for the purpose of combining the operations of IsoRay, Inc. and its subsidiary, IsoRay Products LLC, two companies that shared common ownership and management with the Company. The Company’s management initiated a merger transaction effective October 1, 2004, in order to accomplish the combining of operations.

The provisions of Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations, specifically exclude transfers of net assets or exchanges of shares between entities under common control from the definition of business combinations. Accordingly, the financial statements of the Company have been reported as though the transfer of net assets and exchange of equity interests occurred at the beginning of the fiscal year.  As such, results of operations for the fiscal year ended June 30, 2005 include those of the previously separate entities as though they were combined from the beginning of the fiscal year to the effective date of the merger, and those of the combined operations from that date to the end of the fiscal year.

The transfer of assets and liabilities has been recorded at the carrying amount in the accounts of the transferring entity at the date of transfer. Intercompany transactions have been eliminated in determining the results of operations for the period prior to the combination.  The effects of intercompany transactions on current assets, current liabilities and accumulated deficit at the beginning of the year have also been eliminated.

In connection with the merger transaction, the Company issued 6,167,426 shares of its common stock to the common shareholders of IsoRay, Inc. and the Class B and C members of IsoRay Products LLC, and 1,483,723 Series B preferred shares to the Class A members of IsoRay Products LLC, in exchange for their IsoRay, Inc. common shares and their IsoRay Products LLC membership interests and all rights, title and interests, in and to the consolidated net assets of IsoRay, Inc. and IsoRay Products LLC.

The shares of IsoRay Medical, Inc. common stock and Series B preferred stock issued pursuant to the transaction bear a restrictive legend and are not freely transferable.

The balance sheets of the respective companies as of June 30, 2004, their results of operations, changes in shareholders’ equity (deficit), and cash flows for the year then ended, have also been combined for purposes of enhanced comparability.

IsoRay Medical, Inc.
Notes to Combined Financial Statements, Continued
June 30, 2005

2. Summary of Significant Accounting Policies

Basis of Presentation

During the fourth quarter of fiscal year 2005, the Company’s management determined that the Company had emerged from the development stage, inasmuch as its planned principal operations had commenced. Prior to that time, the Company’s activities had consisted primarily of soliciting equity and debt financing, and conducting research and development. Accordingly, the Company’s financial statements are no longer presented as those of a development stage enterprise as they were in prior periods, as prescribed by Statement of Financial Accounting Standards (SFAS) No. 7, Accounting and Reporting by Development Stage Enterprises.

Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents.

Financial instruments which potentially subject the Company to concentration of credit risk consist principally of temporary cash investments which are classified as cash equivalents. The accounts are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. At June 30, 2005, uninsured cash balances totaled $1,562,904.

Accounts Receivable

Accounts receivable are stated at the amount that management of the Company expects to collect from outstanding balances. Management provides for probable uncollectible amounts through an allowance for doubtful accounts. Additions to the allowance for doubtful accounts are based on management’s judgment, considering historical write-offs, collections and current credit conditions. Balances which remain outstanding after management has used reasonable collection efforts are written off through a charge to the allowance for doubtful accounts and a credit to the applicable accounts receivable. Payments received subsequent to the time that an account is written off are considered bad debt recoveries.

Inventory

Inventory is reported at the lower of cost, determined using the weighted average method, or net realizable value.

IsoRay Medical, Inc.
Notes to Combined Financial Statements, Continued
June 30, 2005

2. Summary of Significant Accounting Policies, Continued

Fixed Assets

Fixed assets are carried at the lower of cost or net realizable value. Production equipment with a cost of $2,500 or greater, and other fixed assets with a cost of $1,000 or greater are capitalized. Major betterments that extend the useful lives of assets are also capitalized. Normal maintenance and repairs are charged to expense as incurred. When assets are sold or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in operations. Depreciation is computed using the straight-line method over the estimated useful lives of the respective assets, which range from 3 to 7 years.

The Company has adopted the provisions of SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. The provisions of SFAS No. 144 require that an impairment loss be recognized when the estimated future cash flows (undiscounted and without interest) expected to result from the use of an asset are less than the carrying amount of the asset. Measurement of an impairment loss is based on the estimated fair value of the asset if the asset is expected to be held and used.

Management of the Company periodically reviews the net carrying value of all of its equipment on an asset by asset basis. These reviews consider the net realizable value of each asset, as measured in accordance with the preceding paragraph, to determine whether an impairment in value has occurred, and the need for any asset impairment write-down.

Although management has made its best estimate of the factors that affect the carrying value based on current conditions, it is reasonably possible that changes could occur which could adversely affect management's estimate of net cash flows expected to be generated from its assets, and necessitate asset impairment write-downs.

Other Assets

Other assets, which include deferred financing costs, deferred charges, patents and licenses, are stated at cost, less accumulated amortization. Amortization of deferred financing costs is computed using the interest method over the term of the associated debt. Amortization of patents and licenses is computed using the straight-line method over the estimated economic useful lives of the assets. The Company periodically reviews the carrying values of patents and licenses in accordance with SFAS No. 144 and any impairments are recognized when the expected future operating cash flows to be derived from such assets are less than their carrying value.

IsoRay Medical, Inc.
Notes to Combined Financial Statements, Continued
June 30, 2005

2. Summary of Significant Accounting Policies, Continued

Financial Instruments

The Company discloses the fair value of financial instruments, both assets and liabilities, recognized and not recognized in the balance sheet, for which it is practicable to estimate the fair value. The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than a forced liquidation sale.

The carrying amounts of financial instruments, including cash and cash equivalents; accounts receivable; accounts payable; notes payable; capital lease obligations; and convertible debentures payable, approximated their fair values at June 30, 2005 and 2004.

Revenue Recognition

Product sales are recorded when title passes to the customer, which is generally at the time of shipment. Prepayments, if any, received from customers prior to the time that products are shipped are recorded as deferred revenue. When the related products are shipped, the amount recorded as deferred revenue is recognized as revenue. The Company's sales agreements do not provide for product returns or allowances.

Stock-Based Compensation

SFAS No. 123, Accounting for Stock-Based Compensation, as amended by SFAS No. 148, requires companies to recognize stock-based expense based on the estimated fair value of employee stock options. Alternatively, SFAS No. 123 allows companies to retain the current approach set forth in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25), provided that expanded footnote disclosure is presented. The Company has not adopted the fair value method of accounting for stock-based compensation under SFAS No. 123, but provides the pro forma disclosure required when appropriate (see Note 13).

Research and Development Costs

Research and development costs, including research materials, administrative expenses and contractor fees, are charged to operations as incurred. The cost of equipment used in research and development activities which has alternative uses is capitalized as part of fixed assets and not treated as an expense in the period acquired. Depreciation of capitalized equipment used to perform research and development is classified as research and development expense in the year computed.

IsoRay Medical, Inc.
Notes to Combined Financial Statements, Continued
June 30, 2005

2. Summary of Significant Accounting Policies, Continued

Income Taxes

Income taxes are accounted for under the liability method. Under this method, the Company provides deferred income taxes for temporary differences that will result in taxable or deductible amounts in future years based on the reporting of certain costs in different periods for financial statement and income tax purposes. This method also requires the recognition of future tax benefits such as net operating loss carryforwards, to the extent that realization of such benefits is more likely than not. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment of the change.

Income (Loss) Per Common Share

The Company accounts for its income (loss) per common share according to SFAS No. 128, Earnings Per Share. Under the provisions of SFAS No. 128, primary and fully diluted earnings per share are replaced with basic and diluted earnings per share. Basic earnings per share is calculated by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding, and does not include the impact of any potentially dilutive common stock equivalents. Common stock equivalents, including warrants to purchase the Company's common stock and common stock issuable upon the conversion of notes payable, are excluded from the calculations when their effect is antidilutive. Basic weighted average shares outstanding for the year ended June 30, 2004 have been adjusted to reflect the exchange ratio contained in the merger transaction dated October 1, 2004 (see Note 1).

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management of the Company to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Accordingly, actual results could differ from those estimates and affect the amounts reported in the financial statements.

3. Risks and Uncertainties

The Company has a limited operating history and its prospects are subject to the expenses, risks and uncertainties frequently encountered by companies in similar stages of development. These potential risks include failure to acquire adequate financing to fund further development of its products; failure to obtain and operate a production facility; failure to successfully create a market for its products; and other risks and uncertainties. The Company’s financial statements have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business. Management’s plans to raise additional financing include the sale of additional equity or borrowings. Management expects to obtain the necessary financing; however, no assurance can be given that such financing will be completed on terms acceptable to the Company. If the Company is unable to obtain additional financing, the further development of the Company’s products could be delayed or suspended. The financial statements do not include any adjustments relating to the recoverability of assets and classification of liabilities that might be necessary should the Company be unable to continue as a going concern

IsoRay Medical, Inc.
Notes to Combined Financial Statements, Continued
June 30, 2005

4. Private Placement Offerings

IsoRay Products LLC October 15, 2003 Private Placement

In October 2003, IsoRay Products LLC commenced an offering (“the Products LLC October 15, 2003 Offering”) of up to $2,400,000 of securities to accredited and non-accredited outside investors in a private placement, which management believes was exempt from registration under the Securities Act of 1933 ("the Act") pursuant to Section 4(2) of the Act and Rule 506 of Regulation D. The securities offered for sale consisted of Class A shares, Class C shares and “debt units.”

Class A Shares. Through June 30, 2004, IsoRay Products LLC sold Class A shares for cash totaling $1,060,201, net of offering-related costs of $106,414. The net proceeds from the sales were recorded as additional paid-in capital in the balance sheet.

The Class A shareholders were entitled to a 15% annual, cumulative dividend payable quarterly. Although management, in its sole discretion, could elect to not pay dividends in any quarter, the terms of the offering required the accrual of any unpaid dividends as unsecured debt, with the same status as unsecured trade payables. Accordingly, dividends totaling $91,765 were accrued at June 30, 2004. In connection with the merger (see Note 1), the Class A shareholders were issued Series B preferred shares. The terms associated with the Series B preferred shares do not require the accrual of dividends, although they continue to accumulate in accordance with their cumulative feature. Accordingly, the dividends accrued during the year ended June 30, 2004 were reversed during 2005. Cumulative dividends in arrears at June 30, 2005 associated with the Series B preferred shares totaled $249,890.

Class C Shares. During the period from July 1, 2004 through the merger with the Company (see Note 1), IsoRay Products LLC sold Class C shares for cash totaling $303,743, net of offering costs of $7,130. The net proceeds from the sales were recorded as additional paid-in capital in the balance sheet.

Debt Units. Each debt unit consisted of a $5,000 secured note payable and two warrants. The notes payable were secured by the Company's patents, patents pending and current patent applications, bore interest at 10%, payable quarterly, and matured three years from their issue date. Each warrant entitled the holder to purchase 875 IsoRay Products LLC Class A shares. One of the warrants was exercisable through July 1, 2005, and the second warrant is exercisable through February 28, 2007. The warrant exercise prices ranged from $1.00 to $2.00 per share, depending on the IsoRay Products LLC Class A share price at the time of the debt unit sale.

In connection with the merger between IsoRay Medical, Inc., IsoRay, Inc. and IsoRay Products LLC (see Note 1), the note holders were issued IsoRay Medical, Inc. notes payable with substantially the same terms and conditions as their IsoRay Products LLC notes (see Note 10), and the IsoRay Products LLC warrants were exchanged for warrants to purchase 384,440 IsoRay Medical, Inc. Series B Preferred shares (see Note 13).

IsoRay Medical, Inc.
Notes to Combined Financial Statements, Continued
June 30, 2005

4. Private Placement Offerings, Continued

IsoRay Medical, Inc. October 15, 2004 Private Placement

In October 2004, the Company commenced an offering (“the October 15, 2004 Offering”) of up to $2,000,000 of securities to accredited investors in a private placement, which management believes was exempt from registration under the Securities Act of 1933 ("the Act") pursuant to Section 4(2) of the Act and Rule 506 of Regulation D. The October 15, 2004 Offering consisted of up to 100 Investment Units, each unit consisting of 10,000 shares of the Company’s common stock and a callable warrant to purchase 3,000 shares of common stock at an exercise price of $.50 per share, for $20,000 per Investment Unit. Simultaneous with the October 15, 2004 Offering, the officers and directors of the Company had the right to independently sell similar Investment Units pursuant to a separate private placement memorandum on substantially the same terms and conditions as the October 15, 2004 Offering.

During the year ended June 30, 2005, the Company sold 76.55 Investment Units, representing 765,500 common shares and callable warrants for the purchase of 229,650 common shares, for cash totaling $1,531,000. In connection with the sales of the Investment Units, the Company paid commissions and expense allowances totaling $119,980 to broker-dealers, and legal expenses totaling $54,442 to attorneys, which amounts have been recorded as reductions of additional paid-in capital. Additionally, the broker-dealers were granted warrants for the purchase of 4.23 Investment Units at $20,000 per Investment Unit (see Note 13).

IsoRay Medical, Inc. January 31, 2005 Private Placement

In January 2005, the Company commenced an offering (“the January 31, 2005 Offering”) of up to $2,000,000 of 8% convertible debentures (see Note 12) to accredited investors in a private placement, which management believes was exempt from registration under the Securities Act of 1933 ("the Act") pursuant to Section 4(2) of the Act and Rule 506 of Regulation D. On May 27, 2005, the Company amended and restated the January 31, 2005 Offering to increase the maximum amount of the offering to $4,150,000.

Through June 30, 2005, the Company sold debentures totaling $3,587,785. In connection with the sales of these debentures, the Company paid commissions totaling $216,783 and legal expenses totaling $56,470, which amounts have been recorded as deferred financing costs.

Subsequent to June 30, 2005, the Company sold an additional $550,000 of debentures pursuant to this offering. The sale of these additional debentures was not subject to payment of commissions.

IsoRay Medical, Inc.
Notes to Combined Financial Statements, Continued
June 30, 2005

5. Inventory

Inventory consists of the following at June 30, 2005 and 2004:
	2005	2004

Raw materials	$27,659	$19,726
Work in process	54,267	--

	$81,926	$19,726

The cost of materials and production costs contained in inventory that is not useable due to the passage of time, and resulting loss of bio-effectiveness, is written off to cost of product sales at the time it is determined that the product is not useable. It is not possible to determine what portion of cost of product sales is represented by “spoilage.”

6. Prepaid Expenses

Prepaid expenses consist of the following at June 30, 2005 and 2004:

	2005	2004

Prepaid contract work	$65,328	$69,063
Prepaid insurance	15,853	5,350
Other prepaid expenses	100,085	2,720

	$181,266	$77,133

7. Fixed Assets

Fixed assets consist of the following at June 30, 2005 and 2004:

	2005	2004

Production equipment	$399,448	$290,864
Office equipment	65,077	17,339
Furniture and fixtures	7,736	7,736
Leasehold improvements	138,692	38,368

	610,953	354,307
Less accumulated depreciation and amortization	(134,664)	(57,126)

	476,289	297,181
Construction in progress (Note 16)	366,034	--

	$842,323	$297,181

Depreciation and amortization expense related to fixed assets totaled $140,099 and $23,233 for 2005 and 2004, respectively. Office equipment includes $34,049 of assets under capital lease at June 30, 2005. Accumulated amortization of this equipment totaled $1,470 at June 30, 2005.

IsoRay Medical, Inc.
Notes to Combined Financial Statements, Continued
June 30, 2005

8. Other Assets

Other assets, net of accumulated amortization, consist of the following at June 30, 2005 and 2004:

	2005	2004

Deferred financing costs, net of accumulated amortization of $76,746	$548,837	$--
Deferred charges	204,649	84,683
Patents and trademarks, net of accumulated amortization of $12,318 and $9,380	21,614	9,425
Licenses, net of accumulated amortization of $2,674 and $-0-	18,656	2,187

	$793,756	$96,295

Deferred financing costs include the fair value of shares issued to certain shareholders for their guarantee of certain Company debt (see Note 13). Amortization of deferred financing costs, totaling $76,746 for the year ended June 30, 2005, is included in financing expense on the statement of operations. Deferred charges consist of prepaid legal fees for patents which have not yet been obtained, and prepayments and deposits on fixed assets and contracts. Amortization of patents and licenses was $5,612 and $5,200 for the years ended June 30, 2005 and 2004.

9. Bank Line of Credit

The Company has a $395,000 revolving line of credit with Columbia River Bank that expired September 29, 2005. Amounts outstanding under the line bear interest at the bank’s reference rate (Wall Street Journal Prime Rate, which was 6.25% at June 30, 2005) plus 2.0%. The line of credit is collateralized by all accounts receivable and inventory, and is personally guaranteed by certain shareholders up to $375,000 (see Note 13). The Company had no borrowings under the line of credit at June 30, 2005.

At October 14, 2005, the Company was negotiating with Columbia River Bank for the renewal and extension of the line of credit.

IsoRay Medical, Inc.
Notes to Combined Financial Statements, Continued
June 30, 2005

10. Notes Payable

Notes payable consist of the following at June 30, 2005:

Note payable to Tri-City Industrial Development Council (TRIDEC), non-interest bearing, due in annual installments of $10,000, maturing August 2006	$20,000
Note payable to Benton-Franklin Economic Development District (BFEDD), due in monthly installments of $2,855, including interest and servicing fee at a combined 8.0%, maturing October 2009	222,693
Note payable to Columbia River Bank, due in monthly installments of $1,551, including interest at 7.0%, maturing January 2008	43,654
Convertible notes payable to investors, interest at 10.0% payable quarterly, principal due at maturity in 2006 and 2007	318,993

605,340
Less amounts due within one year	(43,116)
$562,224

Principal maturities on notes payable are due as follows:

Year ending June 30,
2006	$43,116
2007	329,685
2008	65,338
2009	21,661
2010	145,540

$605,340

The note payable to TRIDEC bears no interest, but has not been discounted because the note was exchanged solely for cash.

The note payable to BFEDD, which is collateralized by substantially all of the Company’s assets, and guaranteed by certain shareholders, was executed pursuant to a Development Loan Agreement. The note contains certain restrictive covenants relating to: working capital; levels of long-term debt to equity; incurrence of additional indebtedness; payment of compensation to officers and directors; and payment of dividends. At June 30, 2005, the Company was not in compliance with certain of the covenants. The Company has obtained a waiver from BFEDD relating to these covenants, which applies at both June 30, 2005 and through June 30, 2006.

The note payable to Columbia River Bank is collateralized by certain production equipment.

IsoRay Medical, Inc.
Notes to Combined Financial Statements, Continued
June 30, 2005

10. Notes Payable, Continued

The merger agreement between IsoRay Medical, Inc., IsoRay, Inc. and IsoRay Products LLC (see Note 1) provided the former note holders of IsoRay Products LLC with the option of exchanging their notes for IsoRay Medical, Inc. Series A preferred shares, or receiving IsoRay Medical, Inc. notes payable with substantially the same terms and conditions as their IsoRay Products LLC notes. None of the IsoRay Products LLC note holders elected to receive IsoRay Medical, Inc. Series A preferred shares. Accordingly, all the note holders (i.e., investors) were issued convertible notes as described above. Note holders can convert principal and accrued interest on their outstanding balances into Series B preferred shares by exercising the warrants that were issued to them in connection with the merger (see Notes 1 and 13).

11. Capital Lease Obligations

The Company leases certain equipment under long-term agreements that represent capital leases. Future minimum lease payments under capital lease obligations are as follows:

Year ending June 30,
2006	$13,524
2007	13,238
2008	9,819

Total future minimum lease payments	36,581
Less amount representing interest	(7,393)

Present value of net minimum lease payments	29,188
Less amount due within one year	(9,604)

Amount due after one year	$19,584

12. Convertible Debentures Payable

Through June 30, 2005, the Company had sold $3,587,875 of convertible debentures pursuant to the January 31, 2005 Offering (see Note 4). The debentures, which bear interest at 8% and mature two years from the date of issuance (through June 2007), can be converted into shares of the Company’s common stock at a rate of $3.50 per share plus, at the discretion of the Company, either a cash payment for accrued interest, or that number of common shares equal to the amount of unpaid accrued interest at $3.50 per share.

IsoRay Medical, Inc.
Notes to Combined Financial Statements, Continued
June 30, 2005

12. Convertible Debentures Payable, Continued

After the debentures have been outstanding for six months, the Company may, at its option, prepay them, in whole or in part, by paying the principal and interest accrued through the date of the prepayment. If such prepayment occurs within one year of the date of issuance of the debenture, the Company must also pay the debenture holder 5% of the principal redeemed. If only a portion of the debenture is prepaid, a new debenture with substantially the same terms and conditions will be issued to the debenture holder for the remaining principal balance.

13. Shareholders’ Equity (Deficit)

The authorized capital structure of the Company consists of 10,000,000 shares of $.001 par value preferred stock and 100,000,000 shares of $.001 par value common stock.

Preferred Stock

The Company's Certificate of Incorporation authorizes 10,000,000 shares of $0.001 par value preferred stock available for issuance with such rights and preferences, including liquidation, dividend, conversion and voting rights, as described below.

Series A

Series A preferred shares are entitled to a 10% dividend annually on the stated par value per share. These shares are convertible into shares of common stock at the rate of one share of common stock for each share of Series A preferred stock, and are subject to automatic conversion into common stock upon the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933 covering the offer and sale of common stock in which the gross proceeds to the Company are at least $4 million. Series A preferred shareholders have voting rights equal to the voting rights of common stock, except that the vote or written consent of a majority of the outstanding preferred shares is required for any changes to the Company’s Certificate of Incorporation, Bylaws or Certificate of Designation, or for any bankruptcy, insolvency, dissolution or liquidation of the Company. Upon liquidation of the Company, the Company’s assets are first distributed ratably to the Series A preferred shareholders. At June 30, 2005, there are no Series A preferred shares outstanding.

Series B

Series B preferred shares are entitled to a cumulative 15% dividend annually on the stated par value per share. These shares are convertible into shares of common stock at the rate of one share of common stock for each share of Series A preferred stock, and are subject to automatic conversion into common stock upon the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933 covering the offer and sale of common stock in which the gross proceeds to the Company are at least $4 million. Series A preferred shareholders have voting rights equal to the voting rights of common stock, except that the vote or written consent of a majority of the outstanding preferred shares is required for any changes to the Company’s Certificate of Incorporation, Bylaws or Certificate of Designation, or for any bankruptcy, insolvency, dissolution or liquidation of the Company. Upon liquidation of the Company, the Company’s assets are first distributed ratably to the Series A preferred shareholders, then to the Series B preferred shareholders. At June 30, 2005, there were 1,588,589 Series B preferred shares outstanding and cumulative dividends in arrears were $249,890.

IsoRay Medical, Inc.
Notes to Combined Financial Statements, Continued
June 30, 2005

13. Shareholders’ Equity (Deficit), Continued

In addition to the shares of common stock and Series B preferred stock issued pursuant to the merger transaction (see Note 1), and the common shares issued pursuant to the October 15, 2004 Offering (see Note 4), the Company had the following transactions that affected shareholders’ equity (deficit) during the years ended June 30, 2005 and 2004.

Issuance of IsoRay, Inc. Common Stock for Equipment Purchase

During 2004, IsoRay, Inc. issued 80,000 shares of its common in full satisfaction of the $80,000 purchase price of a prototype laser welding station. The transaction was recorded at the purchase price of the laser welding station, since management considered this amount to be more readily determinable than the value of the shares.

Issuance of Common Stock for Guarantee of Debt

During 2005, the Company issued 211,140 shares of its common stock to certain shareholders as an inducement for their guarantee of the Columbia River Bank line of credit (see Note 9) and the note payable to Benton-Franklin Economic Development District (see Note 10). The transactions were recorded at the fair value of the shares, estimated to be $348,381, since management considered this amount to be more readily determinable than the value of the guarantees. The guarantees were recorded as deferred financing costs (see Note 8).

Issuance of Common Stock in Partial Payment of Equipment Purchase

During 2005, the Company issued 30,303 shares of its common stock and paid $40,000 of cash in full satisfaction of the $90,000 purchase price of three laser welding stations. The transaction was recorded at the purchase price of the laser welding stations, since management considered this amount to be more readily determinable than the fair value of the shares.

Cash Payments for Fractional Shares

During 2005, the Company paid a combined total of $100 to the former common shareholders of IsoRay, Inc. and the former Class A, B and C members of IsoRay Products LLC for fractional shares that resulted from the merger that was effective October 1, 2004 (see Note 1).

Warrants to Purchase IsoRay Medical, Inc. Common Stock

Pursuant to the October 15, 2004 Offering (see Note 4), the Company granted warrants for the purchase of 229,650 shares of its common stock at $.50 per share. Through June 30, 2005, warrants for the purchase of 129,750 common shares had been exercised for cash of $64,875. Warrants for the purchase of common stock outstanding at June 30, 2005 totaled 99,900, which expire through January 2007. The outstanding warrants are callable, in whole or in part, by the Company any time six months after the warrant grant date, at the exercise price then in effect, by giving at least 30 days notice. If any warrants are called by the Company, the warrant holder can exercise the warrants called, at the exercise price then in effect, any time during the 30 day notice period.

IsoRay Medical, Inc.
Notes to Combined Financial Statements, Continued
June 30, 2005

13. Shareholders’ Equity (Deficit), Continued

Warrants to Purchase IsoRay Medical, Inc. Series B Preferred Stock

Pursuant to a private placement of debt units during 2003 and 2004, IsoRay Products LLC issued $365,000 of notes payable to investors (see Note 10) and granted warrants for the purchase of 227,750 of its Class A member shares. In connection with the merger transaction (see Note 1), the Company exchanged the IsoRay Products LLC warrants for warrants to purchase 384,440 IsoRay Medical, Inc. Series B preferred shares. The warrants granted are summarized as follows:
Number of Shares	Exercise Price	Expiration Date

7,385	$.59	July 1, 2005
67,520	$.59	October 30, 2006
33,760	$.59	January 31, 2007
7,385	$.59	February 28, 2007
67,520	$.59	March 30, 2007
90,096	$.89	July 1, 2005
90,096	$.89	February 28, 2007
10,339	$1.18	July 1, 2005
10,339	$1.18	February 28, 2007
384,440	$.59 to $1.18

Through June 30, 2005, the following warrants were exercised for $50,735 cash and conversion of notes payable totaling $46,007 (see Note 10):

Number of Shares	Exercise Price	Expiration Date

7,385	$.59	July 1, 2005
90,096	$.89	July 1, 2005
10,339	$.1.18	July 1, 2005

107,820	$.59 to 1.18

IsoRay Medical, Inc.
Notes to Combined Financial Statements, Continued
June 30, 2005

13. Shareholders’ Equity (Deficit), Continued

Warrants to Purchase IsoRay Medical, Inc. Series B Preferred Stock, Continued

At June 30, 2005, the following warrants to purchase IsoRay Medical, Inc. Series B Preferred shares remain outstanding, as follows:

Number of Shares	Exercise Price	Expiration Date

67,520	$.59	October 30, 2006
33,760	$.59	January 31, 2007
7,385	$.59	February 28, 2007
67,520.59		March 30, 2007
90,096	$.89	February 28, 2007
10,339	1.18	February 28, 2007
276,620	$.59 to 1.18

Warrants to Purchase IsoRay Medical, Inc. Investment Units

In connection with the October 15, 2004 Offering (see Note 4), the Company granted the selling broker-dealers warrants to purchase 4.23 Investment Units at $20,000 per Investment Unit. These Investment Units, which currently do not have an expiration date, represent 42,300 IsoRay Medical, Inc. common shares and 12,690 warrants to purchase common shares at $.50 per share. None of these warrants had been exercised at June 30, 2005.

Options to Purchase IsoRay Medical, Inc. Common Stock

In July 2003, the IsoRay, Inc. Board of Directors resolved to create the IsoRay, Inc. 2003 Option Plan (“the 2003 Plan”). The purpose of the 2003 Plan was to retain and reward the best available personnel for positions of substantial responsibility and to provide additional incentive to employees, directors and consultants of the company to promote the success of the company’s business. The maximum number of options to purchase IsoRay, Inc. common stock that could be granted pursuant to the 2003 Plan was 400,000. Through September 30, 2004, options for the purchase of 354,812 shares of IsoRay, Inc.’s common stock had been granted. The options, which were fully vested and exercisable at $1.00 per share, were set to expire in July 2013. Because the option exercise price was equal to the estimated fair value of IsoRay Inc.’s common stock at the date of grant, no compensation was recognized associated with these options. Through the effective date of the merger transaction (see Note 1), 71,580 of these options had been exercised for cash of $71,580, and 114,050 had been exercised in cashless transactions, in which $57,025 of compensation was recorded by IsoRay, Inc. The remaining outstanding options, representing 169,182 shares of IsoRay, Inc. common stock, were canceled by IsoRay, Inc. Replacement options to purchase 326,589 IsoRay Medical, Inc. common shares were granted pursuant to the IsoRay Medical, Inc. 2004 Stock Option Plan (“the 2004 Plan”) and the IsoRay Medical, Inc. 2004 Employee Stock Option Plan (“the 2004 Employee Plan”). The replacement options are included in the totals shown below for options granted and outstanding pursuant to the 2004 Plan and the 2004 Employee Plan.

IsoRay Medical, Inc.
Notes to Combined Financial Statements, Continued
June 30, 2005

13. Shareholders’ Equity (Deficit), Continued

Options to Purchase IsoRay Medical, Inc. Common Stock, Continued

In June 2004, the IsoRay Medical, Inc. Board of Directors resolved to create the 2004 Plan and the 2004 Employee Plan. The stated purpose of the plans was to provide an incentive-based form of compensation to directors, officers, key employees and service providers of the Company and encourage such persons to invest in shares of the Company’s common stock, thereby acquiring a proprietary interest in the success of the Company.

The maximum number of options to purchase IsoRay Medical, Inc. common stock that can be granted pursuant to the 2004 Plan is 1,500,000. At June 30, 2005, options for the purchase of 1,401,384 shares of the Company’s common stock had been granted and were outstanding. These options, which vest at various times, are exercisable at $1.00 per share, and expire through August 2014. Because the option exercise prices were equal to the estimated fair value of the Company’s common stock at the date of grant, no compensation was recognized associated with these options.

The maximum number of options to purchase IsoRay Medical, Inc. common stock that can be granted pursuant to the 2004 Employee Plan is 1,500,000. At June 30, 2005, options for the purchase of 1,255,205 shares of the Company’s common stock had been granted and were outstanding. The options, which vest at various times, are exercisable at $1.00 to $2.00 per share, and expire through December 2014. Because the option exercise prices were equal to the estimated fair value of the Company’s common stock at the date of grant, no compensation was recognized associated with these options.

Stock-Based Compensation

As described in Note 2, the Company currently accounts for stock-based compensation in accordance with SFAS No. 123. As permitted by SFAS No. 123, management currently accounts for share-based payments to employees using APB 25's intrinsic value method, and provides expanded footnote disclosure when necessary.

In December 2004, the Financial Accounting Standards Board issued SFAS No. 123 (revised 2004), Share-Based Payment ("SFAS No. 123(R)"), which is a revision of SFAS No. 123. SFAS No. 123(R) also supersedes APB 25, and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach prescribed by SFAS No. 123. SFAS No. 123(R) requires that all share-based payments to employees, including grants of employee stock options, be recognized in the income statement based on their fair values. Pro forma disclosure will no longer be permitted. SFAS No. 123(R) is effective at the beginning of the first interim or annual period beginning after December 15, 2005. Management expects to adopt SFAS No. 123(R) on January 1, 2006.

During the year ended June 30, 2005, the Company granted stock options to employees and directors for the purchase of 2,230,000 shares of its common stock. These options are exercisable at prices ranging from $1.00 to $2.00 per share and expire through August 2014.

IsoRay Medical, Inc.
Notes to Combined Financial Statements, Continued
June 30, 2005

13. Shareholders’ Equity (Deficit), Continued

Stock-Based Compensation, Continued

The pro forma net loss presented below was determined as if the Company had accounted for these options under the fair value method of SFAS No. 123. The fair value of these options was estimated at the date of grant using the minimum value method set forth in SFAS No. 123(R).

Net loss as reported for the year ended June 30, 2005	$4,375,904
SFAS No. 123 stock option expense	771,365
Pro forma net loss for the year ended June 30, 2005	$$5,147,269

The following assumptions were used in calculating the fair value of the options:

Risk-free interest rate	3.50%
Expected dividend yield	0.00%

 If the Company had fully accounted for its employee stock options in accordance with the provisions of SFAS No. 123, compensation expense would have been $771,365 greater than the amount recorded for the year ended June 30, 2005.

14. Income Taxes

The Company recorded no income tax provision or benefit for the years ended June 30, 2005 and 2004.

At June 30, 2005, the Company had a net deferred tax asset of approximately $1,250,000, arising principally from net operating loss carryforwards. The deferred tax asset was calculated based on the currently enacted 34% statutory income tax rate. Since management of the Company cannot determine if it is more likely than not that the Company will realize the benefit of its net deferred tax asset, a valuation allowance equal to the full amount of the net deferred tax asset at June 30, 2005 has been established.

At June 30, 2005, the Company had tax basis net operating loss carryforwards of approximately $3,700,000 available to offset future regular taxable income. These net operating loss carryforwards expire through 2025.

IsoRay Management LLC and IsoRay Products LLC were limited liability companies prior to the merger with the Company. In lieu of current federal income taxes arising at the company level, the individual members were taxed on their proportionate share of the companies’ taxable income. Accordingly, there are no net operating loss carryforwards related to these entities.

IsoRay Medical, Inc.
Notes to Combined Financial Statements, Continued
June 30, 2005

15. Related Party Transactions

In addition to transactions described in Note 13, the Company had the following transactions with related parties:

During 2005, the Company paid or accrued $5,600 for accounting services performed by a company owned by a member of the Board of Directors.

In September 2003, IsoRay Products LLC issued 100,000 of its Class B member shares to Roger Girard, the IsoRay, Inc. President, who was also a Director of IsoRay, Inc. The Class B member shares were similar in all respects to IsoRay Products LLC Class A member shares, except they were not entitled to a 15% annual, cumulative dividend. Based on an estimate of the fair value of the Class B shares, as determined by reference to cash sales of Class A member shares, IsoRay Products LLC recorded $50,000 of compensation expense in connection with the issuance of these shares. The 100,000 Class B member shares were exchanged for 168,798 IsoRay Medical, Inc. common shares in connection with the merger transaction (see Note 1).

In June 2004, the Company issued 10,000 of its common shares to Mr. Girard for $100 cash. The Company recorded $9,900 of compensation expense in connection with the issuance of these shares.

During 2005, IsoRay, Inc. and the Company received various legal services from two law firms in which one of the firm’s partners is a Director of IsoRay, Inc. (formerly Century Park Pictures Corporation; see Note 17). The total amount paid to the law firms was $141,000 and $144,000, respectively.

During 2003, IsoRay Products LLC granted warrants for the purchase of 100,000 of its Class A member shares to a financial services company for its services in connection with a private placement. These warrants were exercisable at $1.00 per share and were to expire on October 30, 2006. The financial services company was a shareholder of IsoRay Products LLC. Because the exercise price was equal to the estimated fair value at the date of grant, no compensation was recognized associated with these warrants. In connection with the merger transaction (see Note 1), IsoRay Medical, Inc. granted warrants for the purchase of 168,799 of its Series B Preferred shares, exercisable at $.59 per share, in exchange for the warrants granted by IsoRay Products LLC. These warrants, one-half of which are exercisable through July 1, 2005 and one-half of which are exercisable through February 28, 2007, are included in the warrant totals disclosed in Note 13.

IsoRay Medical, Inc.
Notes to Combined Financial Statements, Continued
June 30, 2005

16. Commitments and Contingencies

Royalty Agreement for Invention and Patent Application

A shareholder of the Company previously assigned his rights, title and interest in an invention to IsoRay Products LLC in exchange for a royalty equal to 1% of the Gross Profit, as defined, from the sale of “seeds” incorporating the technology. The patent and associated royalty obligations were transferred to the Company effective October 1, 2004 in connection with the merger transaction (see Note 1).

The Company must also pay a royalty of 2% of Gross Sales, as defined, for any sub-assignments of the aforesaid patented process to any third parties. The royalty agreement will remain in force until the expiration of the patents on the assigned technology, unless earlier terminated in accordance with the terms of the underlying agreement. To date, there have been no product sales incorporating the technology and there is no royalty due pursuant to the terms of the agreement.

Patent and Know-How Royalty License Agreement

IsoRay Products LLC was the holder of an exclusive license to use certain “know-how.” This license was transferred to IsoRay Medical, Inc. in connection with the merger transaction (see Note 1). The terms of the original license agreement required the payment of a royalty based on the Net Factory Sales Price, as defined in the agreement, of licensed product sales. Because the licensor’s patent application was ultimately abandoned, only a 1% “know-how” royalty based on Net Factory Sales Price, as defined, remains applicable. To date, there have been no product sales incorporating the licensed technology and there is no royalty due pursuant to the terms of the agreement. A minimum annual royalty of $4,000 will apply once product sales incorporating the licensed technology commence.

Battelle Memorial Institute Production Agreement

In April 2004, IsoRay Products LLC entered into an agreement with Battelle Memorial Institute, Pacific Northwest Division (Battelle), the operator of the Pacific Northwest National Laboratory, for certain production-related services and facilities. This agreement was assumed by IsoRay Medical, Inc. following the merger (see Note 1). In accordance with the terms of the agreement, the Company is required to make advance payments, which are then applied against billings by Battelle as services are provided. During the year ended June 30, 2005, the Company incurred $574,225 of costs for production-related services and facilities provided by Battelle. At June 30, 2005, prepaid expenses include $43,764 related to this agreement. The agreement, which expires December 31, 2006, may be terminated at any time by either party, upon giving a 60-day written notice to the other party.

Facility Lease Agreements

The Company leases office and laboratory space under a noncancelable operating lease agreement. The lease agreement, which currently requires monthly lease payments of $4,196, expires December 31, 2005. Annual rent expense under this agreement was $26,824 for the year ended June 30, 2005. Future minimum lease payments under this lease for the period from July 1, 2005 through December 31, 2005 are $25,176.

IsoRay Medical, Inc.
Notes to Combined Financial Statements, Continued
June 30, 2005

16. Commitments and Contingencies

Facility Lease Agreements, Continued

In February 2005, the Company entered into a lease agreement for a portion of a building in which it intends to establish production facilities. The lease term commences upon regulatory licensing approval, which has not yet been obtained, and terminates one year from the commencement date of the lease. The annual rental is 25,800 shares of the Company’s common stock. Inasmuch as the lease term has not yet commenced, there was no rent recognized during the year ended June 30, 2005.

Tenant Improvement Construction Agreement

In connection with the production facility lease agreement, the Company entered into a tenant improvement construction agreement in April 2005. Per the terms of the agreement, the cost of the tenant improvement construction to be borne by the Company shall not exceed $365,760. Through June 30, 2005, the Company work performed under the tenant improvement construction agreement totaled $366,034 (see Note 7).

Equipment Lease Agreements

The Company leases certain production and office equipment under noncancelable operating lease agreements. The lease agreements, which currently require combined monthly lease payments of $450, expire through December 2009. Annual rent expense under these agreements was $1,817 for the year ended June 30, 2005. Future minimum lease payments under these lease agreements are as follows:

Year ending June 30,
2006	$5,400
2007	5,400
2008	5,400
2009	5,400
2010	2,700

17. Subsequent Events

The following events and transactions have occurred subsequent to June 30, 2005:

Sale of Convertible Debentures Payable

Subsequent to June 30, 2005, the Company sold an additional $550,000 of convertible debentures pursuant to the January 31, 2005 Offering (see Notes 4 and 12).

Short-Term Borrowing

On October 14, 2005, the Company borrowed $250,000 under a short-term note payable. The note, which bears interest at the rate of 10.0%, is due and payable on December 1, 2005.

IsoRay Medical, Inc.
Notes to Combined Financial Statements, Continued
June 30, 2005

17. Subsequent Events, Continued

Production Contract

On August 25, 2005, the Company entered into an agreement with the Federal State Unitary Enterprise Institute of Nuclear Medicine in Russia to purchase Barium-131, enriched Barium-131 and Cesium-131. Under this agreement, the Company agreed to purchase an indeterminate quantity of these three radioactive isotopes. The agreement provides for a ten-year period of exclusivity to buy these radioactive isotopes if certain conditions are met, including volume of purchases. The contract will terminate on October 25, 2012.

Equipment Leases

Through October 14, 2005, the Company entered into one additional equipment lease, which qualifies as an operating lease. The terms of the lease, which expires September 2006, require monthly payments of $250.

Through October 14, 2005, the Company took delivery of production equipment that was financed through equipment leases, each of which qualifies as a capital lease. The lease term for one of the leases is 36 months, and the lease term for the second lease is 48 months. The contract terms require combined monthly payments of $10,824 for the first five months; $19,975 for the next 31 months; and $2,475 for the last 12 months. Equipment to be capitalized under these leases totals approximately $500,000.

Merger Transaction

On May 27, 2005, the Company entered into a merger agreement with Century Park Pictures Corporation (“Century”) to merge with Century’s newly-formed, wholly-owned subsidiary. Century is a public company subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

On July 28, 2005, the merger transaction closed. As a result of the merger, the Company became a wholly-owned subsidiary of Century, which concurrently changed its name to IsoRay, Inc.

IsoRay, Inc. issued shares of its common and preferred stock to the holders of common and preferred stock of the Company at a rate of 0.842362 share of IsoRay, Inc.’s common stock for each share of the Company’s stock. Options and warrants to purchase common and preferred stock of the Company were also converted at the same rate into options and warrants to purchase common and preferred stock of IsoRay, Inc. Following the merger, IsoRay, Inc. had approximately 10,237,797 shares of common and preferred stock outstanding. On a fully-diluted basis, the Company’s shareholders owned approximately 82% of IsoRay, Inc.’s outstanding securities.

Management believes the transaction has been structured to qualify as a non-taxable reorganization under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.